UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On June 5, 2009, the Registrant provided its lender, WB QT, LLC ("Lender"), with irrevocable written notice under Section 2.3(b) of the Credit Agreement, dated January 31, 2007, as amended, between Registrant and Lender (the "Credit Agreement"), that the Registrant was electing to pay, effective June 15, 2009, $1,119,507 of principal due under the term note issued by Registrant on January 31, 2007, as amended ("Term A Note"), in shares of its common stock.

Pursuant to the terms of Section 2.3(b) of the Credit Agreement, the value of each share of common stock used in making a principal payment under the Term A Note is determined based on 95% of the volume weighted average price for such stock for the five business days immediately prior to the date such payment is due ("5 Day VWAP Period"). In this instance, the value per share and the actual number of shares to be issued will be determined based on the 5 Day VWAP Period from June 8, 2009 through June 12, 2009. In accordance with the Credit Agreement, the shares will be delivered on or before June 17, 2009.

The common shares to be issued by Registrant on or before June 17, 2009, will be issued to an accredited investor in a transaction exempt from Registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The tranaction did not involve a public offering, was made without general solicitation or advertising, and there were no underwriting commissions or discounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: June 11, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer